Exhibit 99.2

Capstone Green Energy Announces Pricing of Approximately $8.0 million Underwritten Public Offering

LOS ANGELES – (BUSINESS WIRE) – August 19, 2022 -- Capstone Green Energy (Nasdaq: CGRN) (“Capstone”, or the “Company”), a global leader in carbon reduction and on-site resilient green Energy as a Service (EaaS) solutions, today announced the pricing of an underwritten public offering consisting of 2,934,498 shares of its common stock and accompanying warrants to purchase up to 2,934,498 shares of common stock at a combined public offering price of $2.75 per share and accompanying warrant. The warrants have an exercise price of $2.75 per share, are exercisable immediately, and will expire five years following the date of issuance. The offering is expected to close on August 23, 2022, subject to customary closing conditions.

Lake Street Capital Markets, LLC is acting as the sole book-running manager for the offering and Joseph Gunnar & Co., LLC is acting as co-manager for the offering.

The gross proceeds to Capstone from the offering, before underwriting discounts and commissions and offering expenses, are expected to be approximately $8.0 million. Capstone intends to use the net proceeds from the offering for working capital, general corporate purposes and growth initiatives, including to expand its Energy as a Service long-term rental fleet.

A shelf registration statement on Form S-3 (File No. 333-254547) relating to the securities being offered was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 22, 2021, and became effective on April 14, 2021. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the shelf registration statement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website, located at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained, when available, from Lake Street Capital Markets, LLC, Attn: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, MN 55402, by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com. Before you invest, you should read the final prospectus supplement and accompanying prospectus, together with the information incorporated therein, for more complete information about Capstone and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Capstone:

Capstone Green Energy (www.CapstoneGreenEnergy.com) (NASDAQ: CGRN) is a leading provider of customized microgrid solutions and on-site energy technology systems focused on helping customers around the globe meet their environmental, energy savings, and resiliency goals. Capstone Green Energy focuses on four key business lines. Through its Energy as a Service (EaaS) business, it offers rental solutions utilizing its microturbine energy systems and battery storage systems, comprehensive Factory Protection Plan (FPP) service contracts that guarantee life-cycle costs, as well as aftermarket parts.  Energy Generation Technologies (EGT) are driven by the Company's industry-leading, highly efficient, low-emission, resilient microturbine energy systems offering scalable solutions in addition to a broad range of customer-tailored solutions, including hybrid energy systems and larger frame industrial turbines. The Energy Storage Solutions (ESS) business line designs and installs microgrid storage systems creating customized solutions using a combination of battery technologies and monitoring software. Through Hydrogen & Sustainable Products (H2S), Capstone Green Energy offers customers a variety of hydrogen products, including the Company’s microturbine energy systems.

Forward-Looking Statements:

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s offering and other statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” "goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, failure to satisfy the conditions to closing of the offering or other factors and other risks described in the Company's prior press releases and in its filings with the SEC, including under the heading "Risk Factors" in the Company's preliminary prospectus supplement and accompanying prospectus related to the offering and any other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise this press release (including any forward-looking statements contained herein), whether as a result of new information, changed circumstances or future events or for any other reason, except as required by law. Furthermore, the Company cannot guarantee future results, events, levels of activity, performance, projections or achievements.

Contact - Investor Relations:

Capstone Green Energy

Investor and investment media inquiries:

(818) 407-3628

ir@CGRNenergy.com